Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of NextEra Energy, Inc. (formerly known as FPL Group, Inc.) of our report dated June 23, 2010, appearing in this Annual Report on Form 11-K of NextEra Energy, Inc. Bargaining Unit Employee Retirement Savings Plan (formerly known as FPL Group Bargaining Unit Employee Retirement Savings Plan) for the year ended December 31, 2009.

Crowe Horwath LLP

Columbus, Ohio
June 23, 2010